RxElite, Inc.
1404 North Main Street, Suite 200
Meridian, Idaho 83642

January 18, 2008

Castlerigg Master Investments Ltd.
c/o Sandell Asset Management
40 West 57th Street, 26th Floor
New York, NY 10019
Attention: Cem Hacioglu/Matthew Pliskin

Re: Amendment to Senior Secured Convertible Note and Warrants

Ladies and Gentlemen:

Reference is made to that certain Senior Secured Convertible Note issued by RxElite, Inc., a Delaware corporation (the “Company”), to the order of Castlerigg Master Investments Ltd. (the “Holder”) on December 31, 2007 in the principal sum of $10,500,000 (the “Note”). The Company and the Holder agree that:

(a) Schedules I-A and I-B of the Note are hereby amended and restated in their entirety to read as follows:

“Schedule 1-A

Lower EBITDA Thresholds

	Fiscal Quarter ending March 31, 2008	Fiscal Quarter ending June 30, 2008	Fiscal Quarter ending September 30, 2008	Fiscal Quarter ending December 31, 2008	Each Fiscal Quarter Thereafter
Consolidated EBITDA	-$2,000,000	-$1,000,000	$450,000	$1,000,000	$1,000,000

Schedule 1-B

Higher EBITDA Thresholds

	Fiscal Quarter ending March 31, 2008	Fiscal Quarter ending June 30, 2008	Fiscal Quarter ending September 30, 2008	Fiscal Quarter ending December 31, 2008	Each Fiscal Quarter Thereafter
Consolidated EBITDA	-$1,000,000	$0.00	$1,000,000	$2,000,000	$2,000,000

(b) Section 28(m) of the Note is amended and restated in its entirety to read as follows:

“(m) "Consolidated EBITDA" means, with respect to any Person and its Subsidiaries for any applicable Fiscal Quarters, the Consolidated Net Income of such Person and its Subsidiaries as set forth in the financial statements of the Company contained in the Form 10-Q or Form 10-K of the Company for the applicable Fiscal Quarter, plus without duplication, the sum of the following amounts of the Company and its Subsidiaries for such period to the extent deducted in determining Consolidated Net Income of such Persons for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense; provided, however, that during the fiscal quarter ending March 31, 2008, the Company’s Consolidated EBITDA shall be increased by the value the shares of Common Stock not to exceed 1,000,000 shares of Common Stock (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date) that are issued to consultants for services provided to the Company during such fiscal quarter, with such shares having a value as reasonably determined in good faith by the Company’s outside accountants.”

(c) Section 28(v) of the Note is amended and restated in its entirety to read as follows:

“(v) "Excluded Securities" means any Common Stock issued or issuable: (i) during the fiscal quarter ending March 31, 2008 to consultants for services provided to the Company not to exceed 1,000,000 shares of Common Stock (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date), (ii) in connection with any Approved Stock Plan; (iii) upon conversion of the Notes or the exercise of the Warrants; (iv) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 7(b); and (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.”

Reference is made to that certain warrant to purchase up to 13,985,083 shares of common stock of the Company, issued by the Company to the Holder on December 31, 2007 (the “First Warrant”). The Company and the Holder agree that Section 16(i) of the First Warrant is hereby amended and restated in its entirety to read as follows:

“(i) "Excluded Securities" means any Common Stock issued or issuable: (i) during the fiscal quarter ending March 31, 2008 to consultants not to exceed 1,000,000 shares of Common Stock (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date), (ii) in connection with any Approved Stock Plan; (iii) upon conversion of the SPA Securities or the exercise of the SPA Warrants; (iv) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(b); and (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.”

Reference is made to that certain warrant to purchase up to 4,661,694 shares of common stock of the Company, issued by the Company to the Holder on December 31, 2007 (the “Second Warrant”). The Company and the Holder agree that Section 16(i) of the Second Warrant is hereby amended and restated in its entirety to read as follows:

“(i) "Excluded Securities" means any Common Stock issued or issuable: (i) during the fiscal quarter ending March 31, 2008 to consultants not to exceed 1,000,000 shares of Common Stock (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Issuance Date), (ii) in connection with any Approved Stock Plan; (iii) upon conversion of the SPA Securities or the exercise of the SPA Warrants; (iv) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(b); and (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.”

Except as modified by the provisions hereof, each of the Note, the First Warrant and the Second Warrant will remain in full force and effect in accordance with their terms.

The Company shall reimburse the Holder for its reasonable legal expenses incurred in connection with the preparation and execution of this Letter Agreement and any and all documents executed in connection therewith.

This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Holder. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

If this consent accurately reflects the understanding and agreement of the Company, please sign below and return an executed copy of this consent to the undersigned.

Very truly yours,

/s/ Jonathan Houssian
Jonathan Houssian
President and Chief Executive Officer

Acknowledged and Agreed
as of this 18th day of January, 2008

CASTLERIGG MASTER INVESTMENTS LTD.

By: Sandell Asset Management Corp.,
its investment manager

By:  /s/ Timothy O'Brien
Name: Timothy O'Brien
Title: Chief Financial Officer